Exhibit 99.77Q3.3
DISTRIBUTION AGREEMENT

AGREEMENT made as of June 24, 2016, between MIDAS SERIES TRUST (the "Trust"), a statutory trust organized and existing under the laws of the State of Delaware, and Midas Securities Group, Inc. ("Distributor"), a corporation organized and existing under the laws of the State of Delaware, on behalf of Midas Fund and Midas Magic, each a segregated portfolio of assets ("Series") of the Trust.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open end management investment company; and

WHEREAS, the Trust acts as a distributor of the shares of each Series as defined in Rule 12b-1 under the 1940 Act, and has adopted a plan of distribution pursuant to such Rule (the "Plan"); and

WHEREAS, the Distributor has been the principal underwriter for the each Series in connection with the offering and sale of the shares of beneficial interest of each Series ("Shares"); and

WHEREAS, the Distributor is willing to continue to act as the principal underwriter for the Trust on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Distributor as its principal underwriter to act as its exclusive agent to arrange for the sale of the Shares solely through dealers and other financial institutions on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to act hereunder.

2. Services and Duties of the Distributor.

(a) The Distributor agrees to sell the Shares through dealers and other financial institutions on a best efforts basis from time to time during the term of this Agreement as agent for the Trust and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Trust, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

(b) The Distributor shall provide or arrange for the provision of ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in any Series of the Trust and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Rule 2341(b)(9) of the Financial Industry Regulatory Authority ("FINRA") Rulebook (collectively, "service activities").

(c) The Distributor in its discretion may enter into agreements to sell Shares to such registered and qualified dealers and other financial institutions, as it may select.

(d) The Distributor shall not be obligated to sell or arrange for the sale of any certain number of Shares or provide or arrange for the provision of any certain kinds of service activities.

3. Share Purchase Information. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement. The offering price of the Shares shall be the net asset value per Share as next determined by the Trust following receipt and acceptance of an order by the Trust's transfer agent.

4. Authorization to Enter into Agreements and to Delegate Duties as Distributor. The Distributor may enter into an agreement with respect to sales of the Shares or the provision of service activities with any registered and qualified dealer or other financial institution. In a separate contract or as part of any such agreement, the Distributor may also delegate to another registered and qualified dealer ("sub-distributor") any or all of its duties specified in this Agreement, provided that such separate contract or agreement imposes on the sub-distributor bound thereby all applicable duties and conditions to which the Distributor is subject under this Agreement, and further provided that such separate contract meets all requirements of the 1940 Act and rules thereunder.

5. Services Not Exclusive. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Distributor, who may also be a director, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

6. Compensation for Distribution and Service Activities.

(a) As compensation for its activities under this Agreement with respect to the distribution of Shares, the Distributor shall receive from the Trust a fee at the rate and under the terms and conditions of the Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Plan") adopted by the Trust, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Trustees may impose.

(b) As compensation for its service activities under this Agreement, the Distributor shall receive from the Trust a fee at the rate and under the terms and conditions of the Plan adopted by the Trust, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board may impose.

(c) The Distributor may reallow any or all of the fees it is paid to such dealers and other financial institutions as the Distributor may from time to time determine.

7. Duties of the Trust.

(a) The Trust reserves the right at any time to withdraw offering Shares by written notice to the Distributor at its principal office. The Trust shall keep the Distributor fully informed of its affairs and shall make available to the Distributor copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent registered public accounting firm and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports as the Distributor may request, and the Trust shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor's duties under this Agreement.

(b) The Trust shall comply with all applicable provisions of the 1940 Act and all other federal and state laws, rules and regulations governing the issuance and sale of Shares of each Series.

(c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states or other jurisdictions as the Distributor and the Trust may approve; provided that the Trust shall not be required to amend its Certificate of Trust or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

8. Expenses of the Trust. The Trust shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Trust, including (i) fees and disbursements of its counsel and its independent registered public accounting firm; (ii) the preparation, filing, and printing of registration statements and/or prospectuses or statements of additional information required under the Federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information, and proxy materials to shareholders; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Trust and the Distributor pursuant to Paragraph 6(e) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

9. Expenses of the Distributor. Distributor shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with the sale of Shares under this Agreement, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any Federal or state securities authorities; (ii) any expenses of advertising incurred by the Distributor in connection with such offering; (iii) the expenses of registration or qualification of the Distributor as a broker or dealer under Federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to the Distributor's employees and others for selling Shares, and all expenses of the Distributor, its employees, and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

10. Indemnification.

(a) The Trust agrees to indemnify, defend, and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Distributor, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities, or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or director of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to the shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. The Trust shall not be liable to the Distributor under this Agreement with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to the Distributor or any person against whom such action is brought otherwise than on account of this Agreement. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

(b) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(c) The Distributor agrees to indemnify, defend, and hold the Trust, its officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Trust, its trustees or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between the Distributor and any retail dealer, or arising out of any supplemental sales literature or advertising used by the Distributor in connection with its duties under this Agreement. The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

11. Services Provided to the Trust by Employees of the Distributor. Any person, even though also an officer, director, employee, or agent of the Distributor who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting for solely the Trust and not as an officer, director, employee, or agent or one under the control or direction of the Distributor even though paid by the Distributor.

12. Shareholder Lists. The Distributor shall have the right to use lists of current shareholders of any Series of the Trust and other lists of investors that it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide lists of current shareholders to any unaffiliated person unless reasonable payment is made to the Trust.

13. Duration and Termination.

(a) This Agreement shall become effective upon the date hereabove written, provided that this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board of Trustees and by vote of a majority of those trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (all such directors collectively being referred to herein as the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall automatically continue for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board of Trustees or for an any individual Series, by vote of a majority of the outstanding voting securities of that Series.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees, or for an individual Series, by vote of a majority of the outstanding voting securities of that Series on sixty days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on sixty days' written notice to the Trust. This Agreement will automatically terminate in the event of its assignment.

14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

16. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act. This Agreement is intended to supersede all prior Distribution Agreements between the parties, although not the Plan adopted by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

ATTEST:		MIDAS SERIES TRUST
By:
ATTEST:		MIDAS SECURITIES GROUP, INC.
By:

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